Exhibit 99.1

News Release

Contact: Michael Mitchell, 513-784-8959, mmitchell@chiquita.com

CHIQUITA REPORTS A NET LOSS OF $20 MILLION,

OR $0.49 PER DILUTED SHARE, IN THE THIRD QUARTER 2004

Results Include $22 Million Premium for Bond Refinancing

CINCINNATI – Nov. 4, 2004 – Chiquita Brands International, Inc. (NYSE: CQB) today reported a third quarter 2004 net loss of $20 million, or $0.49 per diluted share, including a loss of $22 million, or $0.54 per diluted share, from the premium to extinguish the company’s 10.56% Senior Notes. The company reported net income of $10 million, or $0.25 per diluted share, in the same period a year ago, including gains of $12 million, or $0.30 per diluted share, from the sale of equity method investments, and charges of $6 million, or $0.14 per diluted share, for asset write-downs and severance.

Excluding the bond premium and gains and charges noted above, the company had a profit of $2 million, or $0.05 per diluted share, in the third quarter 2004, compared to a profit of $4 million, or $0.09 per diluted share, in the third quarter last year.1

“We achieved good operating performance in a difficult cost environment in the third quarter, which is typically the most challenging for us and the rest of the industry,” said Fernando Aguirre, chairman and chief executive officer. “Looking through the $22 million senior note refinancing premium, we earned a modest profit during a period of rising prices for fuel and logistics services. While we are clearly experiencing pressure from these rising costs, we continue to work diligently to reduce costs and improve performance in areas that are within our control.

“For example, we generated healthy year-over-year increases in banana volumes in North America and Asia as we continue to focus on profitable growth opportunities,” Aguirre continued. “In fact, our third quarter banana volume in North America grew by a million boxes, or more than 8 percent year-over-year, as we continued to capture new customers. Our share of the nation’s top 25 retailers is now 37 percent, up from 29 percent in 2002.

[1]	See Exhibit E for a reconciliation of these financial measures to the most comparable measures that accord with generally accepted accounting principles (GAAP).

“We were particularly pleased with our recent bond refinancing, in which we achieved a very attractive interest rate of 7½ percent for 10 years and reduced our annual interest expense by more than $7 million,” Aguirre said.

“We also benefited from favorable pricing and currency trends in Europe during the quarter,” Aguirre said. “If the current trends in volume, pricing and currency continue, we expect to meet our financial targets for the fourth quarter and full-year 2004, even though industry costs are likely to continue to rise.”

FINANCIAL HIGHLIGHTS

•	Net sales were $662 million, up from $628 million in the third quarter 2003. The increase resulted from favorable European currency exchange rates, improved banana pricing in Europe and higher banana volume in North America.

•	Operating income from continuing operations was $10 million, compared to $23 million in the year-ago period.

•	The 2004 quarter included $2 million of restructuring charges at Atlanta AG and severance.

•	The 2003 quarter included $12 million of gains from the sale of equity method investments, primarily from the sale of two-thirds of the company’s investment in Chiquita Brands South Pacific, Ltd., an Australian fresh produce distributor; and $6 million in charges, primarily for a write-down related to the closure of poorly performing farms in Guatemala and severance at Atlanta.

•	Total debt at Sept. 30, 2004, was $408 million (including $41 million principal amount of the 10.56% Senior Notes outstanding as of Sept. 30, 2004), and cash was $230 million. The company will use available cash to fund its recently announced redemption of the remaining principal amount of 10.56% Senior Notes. The redemption date will be Dec. 3, 2004.

BUSINESS SEGMENT RESULTS

(All comparisons below are to the third quarter 2003, unless otherwise specified.)

Bananas

In the company’s Banana segment, net sales rose to $380 million, up $32 million, and operating income was $14 million, compared to $15 million.

Banana segment operating results were favorably affected by:

•	$20 million European currency and pricing benefit, comprised of a $15 million net increase from currency exchange rates and $5 million from improved local European pricing (see Exhibit C for details); and

•	the absence of charges related to farm closures, compared to $3 million of such charges in the 2003 third quarter.

These items were offset by:

•	$10 million of cost increases, primarily due to rising fuel, paper, ship charter and purchased fruit costs;

•	$6 million adverse effect of banana pricing in North America and Asia;

•	$3 million of higher costs due to the timing of advertising expenses in Europe (these costs will become a favorable comparison in the fourth quarter);

•	$2 million of additional selling, general and administrative expenses associated with investment spending, primarily for banana innovation;

•	the absence of a $2 million gain recorded on the sale of equity method investments in the 2003 third quarter; and

•	$1 million of increased legal and other costs associated with the U.S. Department of Justice investigation of the company’s recently sold Colombian operations. These costs are included in selling, general and administrative expenses.

For further details on banana volume and pricing, see Exhibits A and B.

Other Fresh Produce

In the company’s Other Fresh Produce segment, net sales were $267 million, essentially flat compared to the year-ago quarter.

The operating loss in the 2004 third quarter was $4 million, compared to operating income of $6 million in 2003. The decline in operating results was primarily due to $1 million of incremental losses associated with the start-up of Chiquita Fresh Cut Fruit ($2 million of losses in the 2004 third quarter vs. $1 million of losses last year), and a $10 million gain in the prior year quarter on the sale of two-thirds of the company’s investment in Chiquita Brands South Pacific.

CONFERENCE CALL

A conference call to discuss third quarter 2004 results will begin at 4:45 p.m. EST today and will be available via webcast at www.chiquita.com. Toll-free telephone access will be available by dialing 1-800-289-0569 in the United States and +913-981-5542 from other locations. An audio replay of the call will also be available until 8 p.m. EST on Nov. 11, 2004. To access, dial 1-888-203-1112 from the United States and +719-457-0820 from international locations and enter the access code 866875. An audio webcast of the call will be available at www.chiquita.com until 5 p.m. on Nov. 18, 2004; after that date, a transcript of the call will be available on the website for 12 months.

Chiquita Brands International is a leading international marketer, producer and distributor of high-quality bananas and other fresh produce, which are sold primarily under Chiquita® premium brands and related trademarks. The company is one of the largest banana producers in the world and a major supplier of bananas in Europe and North America. The company also distributes and markets fresh-cut fruit and other branded, value-added fruit products. Additional information is available at www.chiquita.com.

This press release contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Chiquita, including: the impact of changes in the E.U. banana import regime as a result of the anticipated conversion to a tariff-only regime not later than 2006; natural disasters and unusual weather conditions; currency exchange rate fluctuations; prices for Chiquita products; availability and costs of products and raw materials; operating efficiencies; the company’s ability to realize its announced cost-reduction goals; risks inherent in operating in foreign countries, including government regulation, currency restrictions and other restraints, burdensome taxes, risks of expropriation, threats to employees, political instability and terrorist activities, including extortion, and risks of U.S. and foreign governmental action in relation to the company; the outcome of the Department of Justice investigation related to the company’s recently sold Colombian subsidiary; labor relations; actions of governmental bodies; the continuing availability of financing; and other market and competitive conditions.

Any forward-looking statements made in this press release speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and the company undertakes no obligation to update any such statements. Additional information on factors that could influence Chiquita’s financial results is included in its SEC filings, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

# # #

CHIQUITA BRANDS INTERNATIONAL, INC.

CONSOLIDATED INCOME STATEMENT

(Unaudited - in millions, except per share amounts)

	Quarter Ended Sept. 30,		Nine Months Ended Sept. 30,
	2004	2003	2004	2003
Net sales	$661.6	$627.5	$2,303.2	$1,928.0

Operating expenses
Cost of sales	572.3	546.0	1,963.8	1,643.6
Selling, general and administrative	69.0	61.3	220.0	167.6
Depreciation	10.2	9.5	31.7	25.9
Gain on sale of equity method investments	—	(12.0)	—	(9.7)
Loss on sale of Colombian division (pre-tax)[1]	—	—	9.3	—
Gain on sale of Armuelles division	—	—	—	(20.7)

	651.5	604.8	2,224.8	1,806.7

Operating income[2]	10.1	22.7	78.4	121.3

Interest income	2.3	0.9	3.7	2.0
Interest expense	(9.8)	(11.2)	(29.9)	(32.3)
Other income (expense), net[3]	(19.7)	—	(19.7)	—

Income (loss) from continuing operations before income taxes	(17.1)	12.4	32.5	91.0
Income taxes[1]	(2.7)	(1.8)	(2.2)	(5.3)

Income (loss) from continuing operations	(19.8)	10.6	30.3	85.7
Discontinued operations[2]
Loss from operations	—	(0.1)	—	(5.5)
Gain (loss) on disposal	—	(0.6)	—	11.1

Net income (loss)	$(19.8)	$9.9	$30.3	$91.3

Diluted earnings per share
Continuing operations	$(0.49)	$0.27	$0.72	$2.14
Discontinued operations	—	(0.02)	—	0.14

Net income (loss)	$(0.49)	$0.25	$0.72	$2.28

Shares used to calculate diluted earnings per share[4]	40.8	40.1	41.9	40.1

[1]	Income taxes include a benefit of $5.7 million related to the sale of the Colombian division for the nine months ended Sept. 30, 2004. The after-tax loss on the sale of this division was $3.6 million.
[2]	Operating income excludes earnings of the following companies that have been sold: Progressive Produce Corp., a California packing and distribution company sold in January 2003; Chiquita Processed Foods, a vegetable canning business sold in May 2003; and several former Atlanta subsidiaries sold throughout 2003 and early 2004. Operating results of these companies, including gains or losses on disposition, are included in discontinued operations.
[3]	Other income (expense) for the 2004 third quarter includes a loss of $22 million from the premium to extinguish $250 million of Senior Notes, partially offset by a one-time $2 million gain relating to proceeds received as a result of the demutualization of a company with which Chiquita held pension annuity contracts.
[4]	Includes the dilutive effect of outstanding warrants and stock options, based on the treasury stock method, and the dilutive effect of restricted stock awards.

Quarterly results are subject to significant seasonal variations and are not necessarily indicative of the results of operations for a full fiscal year. The company’s results during the third and fourth quarters are generally weaker than in the first half of the year, due to availability of competing fruits and resulting lower prices.

Exhibit A:

CHIQUITA BRANDS INTERNATIONAL, INC.

OPERATING STATISTICS – THIRD QUARTER

(Unaudited - in millions, except for percentages and exchange rates)

	Quarter Ended Sept. 30,		Percent Change Favorable (Unfavorable) vs. 2003
	2004	2003
Net sales by segment
Bananas	$380.3	$348.1	9.3%
Other Fresh Produce	266.5	265.5	0.4%
Other	14.8	13.9	6.5%

Total net sales	661.6	627.5	5.4%

Segment operating income (loss)
Bananas	$13.7	$14.8	(7.4)%
Other Fresh Produce	(4.3)	6.4	n/a
Other	0.7	1.5	(53.3)%

Total operating income	10.1	22.7	(55.5)%

Operating margin by segment
Bananas	3.6%	4.3%	(0.7	)pts
Other Fresh Produce	(1.6)%	2.4%	(4.0	)pts

SG&A as a percent of sales	10.4%	9.8%	(0.6	)pts

Company banana sales volume (40 lb. boxes)
Core European markets[1]	12.1	12.3	(1.6)%
Trading markets[2]	1.7	1.7	0.0%
North America	14.7	13.6	8.1%
Asia (joint venture)	4.1	3.7	10.8%

Total	32.6	31.3	4.2%

Euro average exchange rate, spot (dollars per euro)	1.22	1.13	8.0%

Euro average exchange rate, hedged (dollars per euro)	1.18	1.06	11.3%

[1]	The 25 member countries of the European Union, plus non-E.U. states Norway, Iceland and Switzerland.
[2]	Other European and Mediterranean countries that are not members of the European Union.

Exhibit A (continued)

CHIQUITA BRANDS INTERNATIONAL, INC.

OPERATING STATISTICS – NINE MONTHS

(Unaudited - in millions, except for percentages and exchange rates)

	Nine Months Ended Sept. 30,		Percent Change Favorable (Unfavorable) vs. 2003
	2004	2003
Net sales by segment
Bananas	$1,258.3	$1,180.9	6.6%
Other Fresh Produce[1]	999.1	704.9	41.7%
Other	45.8	42.2	8.5%

Total net sales	2,303.2	1,928.0	19.5%

Segment operating income (loss)
Bananas	$78.6	$110.8	(29.1)%
Other Fresh Produce	(2.5)	5.5	n/a
Other	2.3	5.0	(54.0)%

Total operating income	78.4	121.3	(35.4)%

Operating margin by segment
Bananas	6.2%	9.4%	(3.2	)pts
Other Fresh Produce	(0.3)%	0.8%	(1.1	)pts

SG&A as a percent of sales	9.6%	8.7%	(0.9	)pts

Company banana sales volume (40 lb. boxes)
Core European markets[2]	40.8	42.3	(3.5)%
Trading markets[3]	3.9	5.0	(22.0)%
North America	43.0	41.0	4.9%
Asia (joint venture)	12.0	10.2	17.6%

Total	99.7	98.5	1.2%

Euro average exchange rate, spot (dollars per euro)	1.23	1.11	10.8%

Euro average exchange rate, hedged (dollars per euro)	1.17	1.04	12.5%

[1]	Most of the sales increase in the Other Fresh Produce segment is due to the acquisition of Atlanta AG, a German fresh produce distributor acquired in March 2003.
[2]	The 25 member countries of the European Union, plus non-E.U. states Norway, Iceland and Switzerland.
[3]	Other European and Mediterranean countries that are not members of the European Union.

Exhibit B:

CHIQUITA AVERAGE BANANA PRICES AND VOLUME

YEAR-OVER-YEAR PERCENT CHANGE

2004 vs. 2003

(Unaudited)

	Pricing		Volume
Region	Q3	YTD	Q3	YTD
North America	-2%	-3%	8%	5%

European Core Markets[1]
U.S. Dollar basis[2]	12%	8%
Local Currency	4%	-2%	-2%	-4%

Trading Markets[3]
U.S. Dollar basis[2]	13%	13%
Local Currency	4%	2%	0%	-22%

Asia
U.S. Dollar basis[2]	-8%	3%
Local Currency	-11%	-2%	11%	18%

[1]	The 25 member countries of the European Union, plus non-E.U. states Norway, Iceland and Switzerland.
[2]	Prices on a U.S. dollar basis do not include the impact of hedging.
[3]	Other European and Mediterranean countries that are not members of the European Union.

Exhibit C:

NET EUROPEAN CURRENCY AND BANANA PRICING

YEAR-OVER-YEAR CHANGE - BETTER (WORSE)

Q3 2004 vs. Q3 2003

(Unaudited - in millions)

Currency Impact (Euro/Dollar)
Revenue	$14
Local Costs	(2)
Hedging	2
Balance sheet translation[1]	1

Net currency benefit	15

Pricing
European banana prices	5

Benefit from European currency and pricing	$20

[1]	Balance sheet translation was a gain of $1 million in the third quarter 2004 compared to no gain or loss in the third quarter 2003.

Exhibit D:

CHIQUITA BRANDS INTERNATIONAL, INC.

DEBT SCHEDULE - THIRD QUARTER 2004

(Unaudited - in millions)

	June 30, 2004	Additions	Payments and Other Reductions	Sept. 30, 2004
Parent Company
10.56% Senior Notes[1]	$250.0	—	$(209.1)	$40.9
7 1/2% Senior Notes	—	250.0	—	250.0

Subsidiaries
Chiquita Brands LLC facility[2]
Revolver	—	—	—	—
Term loan	—	—	—	—
Term loan for Atlanta AG	—	—	—	—

Shipping	95.2	—	(8.8)	86.4
Chiquita Chile	14.6	—	(1.3)	13.3
Other	12.3	4.9	—	17.2

Total Debt	$372.1	$254.9	$(219.2)	$407.8

DEBT SCHEDULE – YEAR-TO-DATE 2004

(Unaudited - in millions)

	Dec. 31, 2003	Additions	Payments and Other Reductions	Sept. 30, 2004
Parent Company
10.56% Senior Notes[1]	$250.0	—	$(209.1)	$40.9
7 1/2% Senior Notes	—	250.0	—	250.0

Subsidiaries
Chiquita Brands LLC facility[2]
Revolver	—	—	—	—
Term loan	—	—	—	—
Term loan for Atlanta AG	9.8	—	(9.8)	—

Shipping	108.4	—	(22.0)	86.4
Chiquita Chile	16.1	1.2	(4.0)	13.3
Other	10.3	6.9	—	17.2

Total Debt	$394.6	$258.1	$(244.9)	$407.8

1	The company will use available cash to fund its recently announced redemption of the remaining principal amount of 10.56% Senior Notes. The redemption date will be Dec. 3, 2004.
2	The company allowed this facility to lapse upon its maturity in June 2004. It expects to replace this facility with a new multiyear facility in early 2005 in the amount of at least $150 million.

Exhibit E:

CHIQUITA BRANDS INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FIGURES

(Unaudited - in millions)

	Quarter Ended Sept. 30, 2004		Quarter Ended Sept. 30, 2003
	Net Income	Diluted EPS	Net Income	Diluted EPS
GAAP results	$(19.8)	$(0.49)	$9.9	$0.25
Adjust for:
Other income/expense[1]	19.7	0.49	—	—
Gain on sale of equity method investments	—	—	(12.0)	(0.30)
Severance, restructuring charges and farm closures	2.1	0.05	5.6	0.14

Adjusted	$2.0	$0.05	$3.5	$0.09

[1]	Other income/expense for the 2004 third quarter includes a loss of $22 million from the extinguishment of debt, partially offset by a $2 million gain relating to proceeds received as a result of the demutualization of a company with which Chiquita held pension annuity contracts.

The adjusted net income and diluted EPS figures included in the table above are not prepared in accordance with GAAP. We have included these figures in this press release in order to enhance investors’ overall understanding of our financial performance by excluding certain gains or charges that may not be indicative of our core operating results. The adjusted figures above should not be considered in isolation or as a substitute for net income or diluted EPS prepared in accordance with GAAP. Further, it is not fair to conclude from the presentation that additional gains or charges arising from the same or similar items will not be recognized in the future. We expect to continue to recognize some or all of the types of gains or charges for which adjustments have been made above.